Exhibit 99.1

TD Holdings, Inc. to Acquire Controlling Interest of Shenzhen
Tongdow Internet Technology Co., Ltd. to Further Propel Global
Commodities Trading Market Presence

SHENZHEN, China, October 18, 2022 /PRNewswire/ -- TD Holdings, Inc. (Nasdaq: GLG) (the “Company”), a commodities trading service provider in China, today announced that on October 18, 2022, through its wholly-owned subsidiary, Shenzhen Baiyu Jucheng Data Technology Co., Ltd. (“BJDT”), and Shanghai Zhuotaitong Industry Co., Ltd (“SZIC”) have entered into an exclusive option agreement and a ten-year exclusive business cooperation agreement (the “Agreements”) which provide the Company the exclusive option to acquire a controlling interest of Shenzhen Tongdow Internet Technology Co., Ltd. (“STIT”), a leading integrated service provider for an online to offline e-commerce commodities trading platform in China, and further propel the Company’s global commodities trading market presence.

Pursuant to the Agreements, the Company agrees to acquire 65% of the equity interests of STIT from SZIC in consideration of RMB650 million in cash. The Company also agrees to provide complete customer support, business support and related supply chain management services to STIT. The acquisition is subject to a fairness opinion and valuation report of STIT from an independent third party. Management expects the acquisition to be completed  in a month. As the transaction proceeds, the Company will publicly disclose required information either through press releases or SEC filings, as appropriate.

Ms. Renmei Ouyang, the Chief Executive Officer of the Company, stated, “STIT operates China’s largest non-ferrous metal trading online to offline e-commerce commodities trading platform Tongdow.com with over 30 software registration rights. This acquisition would not only allow us to expand our online e-commerce commodities trading business, but also allow us to support our customers by providing the innovative and comprehensive service. We remain committed to executing the strategic initiatives, this transaction represents important progress as we aim to build an ecosystem of digital e-commerce platforms. STIT has established a mature service network to provide fast, professional technical support and training to clients and became a leading service provider for e-commerce commodities trading in China. We are excited to work with STIT who has capacities to increase our presence on the global market. Leveraging the advantages of STIT’s platform and expertise, we are looking forward to increasing our customer base, expanding our business portfolio and adding revenue resources. We believe that we are well positioned to achieve the next phase of our growth and create more value for our shareholders.”

About Shenzhen Tongdow Internet Technology Co., Ltd.

Founded in November 2014, Shenzhen Tongdow Internet Technology Co., Ltd. (“STIT”) has been focusing on an innovative e-commerce platform while providing network construction and maintenance services. STIT offers a full range of e-commerce solutions including market information, spot transactions, collective procurement, online financing, bank settlement, and Internet of Things technology and aims to integrate business, information, capital, logistics, and technology into one comprehensive chain. STIT’s goal is to become a leading non-ferrous metal commodities digital trading e-commerce platform in China and worldwide. STIT pursues a vertical industry strategy for online to offline e-commerce platform development, involving non-ferrous metals, black metal, rubber, plastics, and rare metals, which cover the entire metal industry chain, and continuously explores more special value-added services. STIT has established a mature service network to provide fast, professional technical support and training to clients. STIT wons 100% equity of Tongdow.com platform. Tongdow.com has more than 150,000 customers and the GMV of its cumulative transactions exceeds RMB1 trillion (roughly USD157 billion). Tongdow.com was rewarded as Top 30 Outstanding Industrial Internet Enterprises in China in 2021. For more information, please visit https://www.tongdow.com/index.action.

About TD Holdings, Inc.

TD Holdings, Inc. is a service provider currently engaging in commodities trading business and supply chain service business in China. Its commodities trading business primarily involves purchasing non-ferrous metal product from upstream metal and mineral suppliers and then selling to downstream customers. Its supply chain service business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading. For more information, please visit http://ir.tdglg.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of TD Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on the Company’s operations; the demand for the Company’s products and services, global supply chains and economic activity in general; the occurrence of any event, change or other circumstances that could give rise to the terms of the LOI not hereafter being memorialized in a definitive agreement; the outcome of any legal proceedings that have been, or will be, instituted against TD Holdings, Inc. or other parties to the LOI following announcement of the LOI and transactions contemplated therein; the inability to complete the transactions contemplated by the LOI due to unsatisfied closing conditions; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the LOI and consummation of the transaction described therein; costs related to the proposed acquisition; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition; the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by TD Holdings, Inc. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Ascent Investor Relations LLC

Ms. Tina Xiao

Email: tina.xiao@ascent-ir.com

Tel: +1 917 609 0333